EXHIBIT 10.1

CRUDE OIL SUPPLY AND THROUGHPUT SERVICES AGREEMENT

by and between

GEL TEX MARKETING, LLC,
a Delaware limited liability company and a Genesis Energy, LLC affiliate,

and

LAZARUS ENERGY LLC,
a Delaware limited liability company

Dated as of August 12, 2011

TABLE  OF CONTENTS

Article I DEFINITIONS	1

1.1 Definitions Contained in the Construction Contract	1
1.2 Terms	1
1.3 Other Capitalized Terms	4
1.4 Exhibits and Schedules	4
1.5 Amendment of Defined Instruments	4
1.6 References and Titles	4

Article II Term	5

2.1 Term	5
2.2 Early Termination	5

Article III Crude Oil Supply	5

3.1 Exclusive Supplier	5
3.2 Storage Tank Usage	5
3.3 Compensation for Crude Oil; Grant of Lien	6
3.4 Lazarus Use of Crude Oil	6

Article IV Throughput Service	6

4.1 Facility Operating Hours	6
4.2 Delivery and Redelivery	6
4.3 Rates and Services	7
4.4 Lease Option	8

Article V Nixon Facilities	8

5.1 Quality and Quantity	8
5.2 Title and Custody	9
5.3 Cleaning, Removal and Disposal	9
5.4 Pollution	9

Article VI Taxes, Assessments and Other Governmental Charges	10

6.1 Filings	10
6.2 New Taxes	10
6.3 Collection of Excise Taxes	10

Article VII Insurance	11

7.1 Crude Oil Insurance	11
7.2 Liability Insurance	11

Article VIII Liability and Indemnity	11

8.1 Indemnity	11
8.2 Crude Oil Shrinkage, etc	12
8.3 Compliance with Regulations	12
8.4 Environmental Indemnity	12
8.5 Guarantees and Warranties	13

Article IX Force Majeure	13

Article X Additional Facilities	14

10.1 Option to Build Additional Facilities	14
10.2 Cost and Operation of Additional Facilities	14

Article XI Miscellaneous	15

11.1 Warranties and Representations
11.2 Confidentiality of Information	15
11.3 Remedies	15
11.4 Survival of Obligations	16
11.5 LIMITATION OF LIABILITY	16
11.6 Preservation of Liability	16
11.7 Binding Effect; Duration	16
11.8 Notices	16
11.9 CHOICE OF LAW	17
11.10 Dispute Resolution	17
11.11 Amendment and Waiver	17
11.12 Severability	17
11.13 Counterparts	17
11.14 Successors and Assigns	17
11.15 Titles of Articles, Sections and Subsections	17
11.16 Joint Drafting	18
11.17 Conflicting Terms .	18
11.18 Acknowledgement of Exculpatory Provisions	18
11.19 FINAL AGREEMENT	18

CRUDE OIL SUPPLY AND
THROUGHPUT SERVICES AGREEMENT

THIS CRUDE OIL SUPPLY AND THROUGHPUT SERVICES AGREEMENT (this "Agreement") is made and entered into this 12th day of August, 2011 (the "Effective  Date") by and between  GEL Tex  Marketing,  LLC, a Delaware  limited  liability  company  and a Genesis Energy, LLC affiliate, whose address is 919 Milam, Suite 2100, Houston, Texas 77002 ("GEL"), and  Lazarus  Energy  LLC,  a  Delaware  limited  liability  company,  with  an  address  of  3200 Southwest Freeway, Suite 3300, Houston, Texas  77027 ("Lazarus").   GEL and Lazarus may be referred to in this Agreement individually as "Party" or collectively as "Parties."

RECITALS:

WHEREAS, Lazarus owns and operates the Facility in Nixon, Texas, which is located on the real property described on Exhibit A attached hereto and made a part hereof and the buildings and improvements  thereon, for the processing and refining of Crude Oil into refined products;

WHEREAS,  GEL and Lazarus desire to enter into a transaction  whereby GEL supplies Lazarus with one hundred percent (100%) of its Crude Oil requirements for the Facility;

WHEREAS,  GEL and Lazarus  also desire to provide for the storage and processing of crude oil at the Facility; and

WHEREAS,  this Agreement  sets forth the terms and conditions  upon which the Parties have agreed to undertake the transaction.

NOW, THEREFORE,  for and in consideration  of the premises and the mutual promises and covenants contained herein, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1      Definitions Contained   in the Construction Contract. Notwithstanding   ant termination   of  the  Construction   Contract,   unless  otherwise   defined   herein  or  the  context otherwise  requires,  all  capitalized  terms  used  but  not  defined  in  this  Agreement  have  the meanings given to those terms in the Construction Contract.

1.2      Terms.   Capitalized  terms used in this Agreement  shall have the meaning set forth below unless otherwise specified.

"Additional  Facilities" has the meaning set forth in Section 10.1.

"Affiliate"  means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, and in addition, with respect to the Lazarus, (a) any director or officer of such Person or of any Person referred to above  or  (b) if  any  Person  in  above  is  an  individual,  any  member  of  the  immediate  family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust.  As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Equity Interests, by contract or otherwise); provided that, in any event, (i)  any Person who owns directly or indirectly ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of directors or other governing body of a corporation or ten percent (10%) or more of the Equity Interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person, and (ii) any subsidiary of any Lazarus shall be deemed to be an Affiliate of Lazarus.

"Agreement" has the meaning set forth in the introductory paragraph and includes any amendment, modification or restatement of this Agreement.

"Confidential Information" has the meaning set forth in Section 11.2.

"Construction Contract" means that certain Construction and Funding Contract dated of even date herewith by and between Lazarus and Milam Services, Inc. a Delaware corporation and an affiliate of GEL, and any amendments, modifications and restatement thereof.

"Cost of Crude Oil" means the price ("Price $USD") calculated using the pricing formula set forth on Exhibit B.

"Crude Oil" means all crude oil, condensate and other liquid hydrocarbon substances. "Dispute  Resolution  Agreement" means that  certain  Dispute Resolution Agreement, dated of even date herewith,  by and  between Lazarus, GEL and certain of their respective Affiliates, and any amendments, modifications and restatements thereof.

"Effective Date'  shall have the meaning set forth in the introductory paragraph of this Agreement.

"Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any, warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

"Facility" means the refinery and related terminal facilities, lands and equipment related thereto owned or operated by Lazarus located in Nixon, Texas.

"GEL" has the meaning set forth in the introductory paragraph of this Agreement and includes any successor or assigns.

"H2S" means hydrogen sulfide.

"Initial Term" has the meaning set forth in Section 2.1.

"Interim Agreement" means that certain Interim Throughput Services Agreement dated January  11,  2011  by  and  between  Lazarus  and  Genesis  Crude  Oil,  LP,  a  Delaware  limited partnership,  and  any  amendments,  modifications  and  restatements  thereof,  attached  hereto  as Exhibit C.

"Joint  Marketing  Agreement"  means  that  certain  Joint  Marketing  Agreement  dated of even date herewith by and between Lazarus and GEL, and any amendments,  modifications  and restatements thereof.

"Lazarus"  has the meaning set forth in the introductory paragraph of this Agreement and includes any successors or assigns.

"Loss Threshold" has the meaning set forth in Section 8.2.

"Nixon  Product" means the Crude Oil and other Hydrocarbons refined and processed by Lazarus at the Facility pursuant to the terms of this Agreement "Offer Notice" has the meaning set forth in Section 10.1. "Option"  has the meaning set forth in Section 10.1.

"Ordinary  Course  of Business"  means the ordinary  course of business  consistent  with past custom and practice (including with respect to quantity and frequency).

"Party"  and "Parties"  have the meaning  set forth  in the introductory  paragraph of this Agreement.

"Person" means an individual, corporation,  partnership,  limited liability company, joint venture, trust or unincorporated  organization, joint stock company or other similar organization, government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

"Pre-Construction Period" has the meaning set forth in Section 10.1.

"Prudent  Operator" means a reasonable, prudent operator experienced in the operation of Crude Oil refineries and who is, at the time of any specific determination, situated similarly to Lazarus in material respects.

"Regulations" has the meaning set forth in Section 8.3. "Renewal Term" has the meaning set forth in Section 2.1. "Response Period" has the meaning set forth in Section 10.1.

"Storage Tanks" means the following storage tanks with the specified capacity all located at the Facility:

Tank No.51	10,000 Bbls
Tank No. 53	55,000 Bbls
Tank No. 54	55,000 Bbls

"Tank Storage Fee" has the meaning set forth in Section 4.3. "Taxes" has the meaning set forth in Section 6.1.

"Term" has the meaning set forth in Section 2.1.

1.3      Other Capitalized Terms.  Capitalized terms not otherwise defined in Section 1.2 shall have the meanings given them elsewhere in this Agreement.

1.4      Exhibits and Schedules.  All exhibits and schedules attached to this Agreement are part of this Agreement for all purposes.

1.5      Amendment of Defined Instruments.   Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications,  amendments  and  restatement of  such  agreement,  instrument  or  document. Nothing contained in this Section 1.5 will be construed to authorize any renewal, extension, modification, amendment or restatement.

1.6      References and Titles.   All references in this Agreement to exhibits, schedules, articles, sections, subsections and other subdivisions refer to the exhibits, schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.   The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular  subdivision  unless  expressly  so  limited.  The  phrases  "this  section"  and  "this subsection" and similar phrases refer only to the sections or subsections of this Agreement in which those phrases occur.  The word "or" is not exclusive; the word "including" (in its various forms)  means "including  without  limitation."    Pronouns  in  masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.  The word "will" shall be construed to have the same meaning and effect as the word "shall."  Unless the context requires otherwise (a) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to the restrictions contained herein), (c) with respect to the determination of any time period, the word "from" means "from and including" and the word "to" means "to and including." No provision of this Agreement or any other Contract Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

ARTICLE II

TERM

2.1       Term.

(a)       The initial term of this Agreement shall be for a period of three (3) years commencing  on  the  Effective  Date  (the  "Initial  Term"),  unless  earlier  terminated pursuant to Section 2.2.

(b)       After the Initial Term, this Agreement shall be automatically renewed for successive one (1)  year terms (each a "Renewal  Term," and together with the Initial Term, collectively, the "Term"), unless either Party hereto, within ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as applicable, notifies the other Party as to its election to terminate this Agreement or unless earlier terminated pursuant to Section 2.2.

2.2       Early Termination.

(a)       Without prejudice to any other right or remedy, the unexcused failure of either Party to carry out any term or provision of this Agreement, for a period of forty five (45) days after written notice specifying such failure has been given by the other Party, shall constitute good cause for immediate termination of this Agreement by such other Party without any liability on the part of the terminating Party.

(b)       Ifuse of Lazarus's equipment and facilities for storage and/or handling of the Crude Oil is restrained or enjoined by judicial process or terminated by any Governmental Authority or terminated by right to exercise or the right of eminent domain by any Governmental Authority or Person, GEL may, at its option and without liability to GEL, terminate this Agreement upon thirty (30) days written notice to Lazarus.

(c)       In  the  event  that  the  Joint  Marketing  Agreement  is  terminated, this Agreement shall terminate effective as of the  effective date of the termination of the Joint Marketing Agreement, unless expressly agreed otherwise in writing by the Parties.

(d)       In the event that (i) Lazarus is in breach of the Construction Contract, and GEL or its Affiliate elects to terminate that agreement or (ii) GEL or its Affiliate terminates the Construction Contract pursuant to Section 18.5 of that agreement, GEL may terminate this Agreement in its sole discretion.

ARTICLE III

CRUDE OIL SUPPLY

3.1      Exclusive Supplier.  GEL shall be the exclusive supplier of Crude Oil for all operational requirements for the Facility which are estimated to be up to 15,000 Bbls/day.

3.2      Storage Tank  Usage.  GEL will  have exclusive use and  utilization of  the Storage Tanks during the Term of this Agreement.

3.3       Compensation for Crude Oil; Grant of Lien. All Crude Oil shall be provided to Lazarus at the Cost of Crude Oil.  All Crude Oil supplied to Lazarus by GEL will be paid for by Lazarus pursuant to and through the terms of the Joint Marketing Agreement. As security for all of the obligations owed to GEL or its Affiliates under the Joint Marketing Agreement, Lazarus hereby grants, assigns, transfers and conveys to GEL a security interest in and a general lien upon the Nixon Product and any profits, proceeds, products, revenues and other income derived from or attributable to the Nixon Product until such time as Lazarus has fulfilled its obligations under the Joint Marketing Agreement.

3.4      Lazarus Use of Crude Oil.  Lazarus shall not be entitled to use the shipments of Crude Oil received from GEL for any purpose other than for the operation of the Facility or as otherwise set forth herein.

ARTICLE IV

THROUGHPUT SERVICE

4.1      Facility Operating Hours.  Lazarus shall ensure that the Facility is available for Crude Oil transfers to and from the Storage Tanks, as applicable, for truck, rail or pipeline transfers twenty-four (24) hours a day, seven (7) days a week; provided, however, that rail transfer shall be an option only upon availability of a rail spur to the Facility.

4.2      Delivery and Redelivery.

(a)       Lazarus  shall  give  GEL  written  documentation  of  the  receipt  and/or delivery of each shipment of Crude Oil, which notice shall specify:  (i) the name of the carrier, (ii) the carrying vehicle or vessel, (iii) the custody transfer point, (iv) the type, grade, quantity and quality (including H2S content) of Crude Oil as required by the Facility, (v) the estimated time of arrival thereof and (vi) any other pertinent information, including without limitation any and all documentation required by law concerning the receipt, handling or storage of Crude Oil.   This documentation shall be given for each twenty-four (24) hour period as to trucks, rail and pipeline deliveries at the Facility. The handling of trucks shall be in accordance with the rules, regulations and rates set forth in this Article IV.   It is GEL's sole responsibility to arrange, coordinate and expedite all carrier movements.   Lazarus will cooperate in arranging, coordinating and expediting such movements, but any such cooperation shall not constitute a waiver of the provisions of this Section 4.2(a).

(b)      Lazarus shall, under ordinary circumstances, receive Crude Oil from (as the case may be) tank trucks, rail or pipeline deliveries in the order of arrival or receipt (as the case may be) at the Facility, but Lazarus shall nevertheless be entitled to depart from such order for the purpose of complying with the regulations or directives of applicable Government Authorities or for insuring the smooth operation of the Facility's operations.

(c)      Although every effort will be made to remove as much Crude Oil as possible from the Storage Tanks, or tank trucks, Lazarus is not obligated to squeegee out  any of the foregoing, but will remove as much material as practicable using the Facility's standard  equipment  and  procedures.     GEL  agrees  that  only  liquid  material  will  be pumped through the Facility's  system.  Further, Lazarus shall not be liable for any Crude Oil and/or material remaining in the Storage Tanks and tank trucks.

(d)      Lazarus's  obligation  to provide  labor  necessary  to perform  the services agreed  upon  herein  is  limited  to furnishing  personnel  to  perform  in  accordance  with prevailing industry standards.   Any additional costs that may arise due to labor disputes, jurisdictional or otherwise, regarding the control of the movement of material or handling of equipment or hoses between the Facility and any tank truck, is for Lazarus's  account, and GEL shall not be liable therefore.   GEL will not perform any services aboard any vessel.

(e)   GEL SHALL DEFEND, HOLD HARMLESS AND INDEMNIFY, LAZARUS AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES AND AFFILIATES FROM AND AGAINST ALL CLAIMS, SUITS, LIABILITIES AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES)  ARISING  OUT  OF ANY  ACTIONS  OR  OMISSIONS  OF  GEL WITH RESPECT TO THE QUALITY, GRADE, PURITY, COMPOSITION OR ANY OTHER CHARACTERISTIC(S) OF SUCH CRUDE OIL.   LAZARUS  SHALL DEFEND, HOLD HARMLESS AND INDEMNIFY, GEL AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES AND AFFILIATES FROM AND AGAINST ALL CLAIMS, SUITS, LIABILITIES AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES) ARISING OUT OF ANY ACTIONS OR OMISSIONS OF LAZARUS WITH RESPECT TO THE QUALITY, GRADE, PURITY, COMPOSITION OR ANY OTHER CHARACTERISTIC(S) OF SUCH CRUDE OIL.

4.3           Rates and Services.

(a)      Tank  Storage  Fee.   GEL  shall pay to Lazarus  a rate of $0.50  per shell barrel  per  month  for the  use  of the Storage  Tanks  (the "Tank  Storage  Fee"), for the limited purpose of providing funds to Lazarus for start up of operations at the Facility. Lazarus shall receive the Tank Storage Fee as a part of, and the Tank Storage Fee shall be included in the calculation of the Distribution of Gross Profits (as defined in the Joint Marketing Agreement), until such time as GEL determines, in consultation with Lazarus, that  the  Tank  Storage  Fee  is  no longer  necessary  to  fund  Lazarus'  operations  at  the Facility.  GEL shall be reimbursed for all Tank Storage Fees paid in accordance with the terms of the Joint Marketing Agreement.

(b)     Tank or Pipeline  Cleaning.   GEL acknowledges  that, as of the Effective Date, the Storage Tanks and related pipeline system are acceptable for its use.  Upon termination  of this Agreement, GEL shall remove its Crude Oil from the Storage Tanks, Facility and pipeline system and will return the Storage Tanks to the same condition they were as of the Effective Date.

(c)       Holdover.  In the event that any Crude Oil remains in the Storage Tanks beyond the termination of this Agreement, GEL shall remain obligated to all of the terms and conditions of this Agreement. IN THE EVENT THAT LAZARUS INCURS ANY CHARGES OR LIABILITY TO ANY THIRD PERSON, INCLUDING BUT NOT LIMITED TO ENVIRONMENTAL LIABILITY UNDER FEDERAL, STATE OR LOCAL LAW, AS A RESULT OF GEL'S CRUDE OIL REMAINING IN THE STORAGE TANKS AND ARISING OUT OF ANY ACTIONS OR OMISSIONS OF LAZARUS, LAZARUS SHALL BE SOLELY RESPONSIBLE FOR, AND SHALL DEFEND, HOLD HARMLESS AND INDEMNIFY GEL, ITS DIRECTORS, OFFICERS, AND AFFILIATES FROM AND AGAINST ALL SUCH CHARGES OR LIABILITY.

(d)       Contracted Services. For any service or function not specifically provided for in this Agreement, which Lazarus may request and GEL agrees to engage a third Person to provide such services, Lazarus shall pay for such services.

(e)       Other Payments.   Except for the Tank Storage Fee, Lazarus shall not charge GEL any fee or cost for the storage of Crude Oil provided for the operation of the Facility; provided, however, that, after the Initial Operation Date, if GEL determines that it will use the Storage Tanks for purposes other than to supply Crude Oil for the operation of the Facility, then GEL shall pay to Lazarus a throughput services fee for the use of the Storage Tanks for such other purposes, with such fee to be mutually agreed upon by the Parties.              ·

4.4      Lease Option.   If GEL or its Affiliate terminates the Construction Contract pursuant to Section 18.5 of that agreement, and such termination, directly or indirectly, results in the termination of this Agreement, then GEL or its Affiliates shall have the option to lease the Storage Tanks on terms and conditions substantially similar to those provided under the Interim Agreement; provided, however, that (i) the term of such lease shall be for a minimum of three (3) years, (ii)  the Tank Throughput Fee (as defined in the Interim Agreement) shall be a rate mutually agreed upon by GEL or its Affiliates and Lazarus and (iii) if a third party becomes the supplier of Crude Oil to Lazarus for the operational requirements for the Facility, such lease shall remain in effect pursuant to its terms.

ARTICLE V

NIXON FACILITIES

5.1      Quality and Quantity.  GEL acknowledges and agrees that it is familiar in all respects with the Facility.  At their sole discretion, GEL shall have a representative inspect and accept the Storage Tanks and other facilities as suitable in all respects for the Crude Oil and for GEL's  needs before the initial receipt of Crude Oil by the Facility.  If GEL fails to do so, the Storage Tanks and other facilities shall be deemed suitable in all respects for the Crude Oil and for GEL's needs.  There will be no fees for mixing, blending and or circulating Crude Oil in the on-premises facilities.   The degree of success, if any, from  Facility's  performance of such operations is dependent upon the particular characteristics of the Crude Oil involved and is beyond the control of GEL.  Unless otherwise specified in Article IV, all inbound and outbound  quantities of Crude Oil shall be determined by gauging of the Storage Tanks or by proven meters (if available).  Tank gauging shall be conducted by an independent inspector when requested, appointed by and paid for by GEL.  If GEL fails to provide such inspector, Lazarus's quantity determinations shall be conclusively presumed to be correct.   In all cases, all quantity determinations shall be conclusively presumed to be correct after ninety (90) days from the date of measurement, reading, or gauging unless within such ninety (90) day period GEL objects to the quantity determination by notifying Lazarus in writing.

5.2      Title  and  Custody.  Title  to  the  Crude  Oil  stored,  transferred  or  handled hereunder shall always remain with GEL.  Lazarus shall be deemed to have title to the Crude Oil only at the time that it passes the flange connection between the Storage Tanks to the Lazarus delivery line, into the Facility.

5.3      Cleaning, Removal and Disposal.

(a)       GEL agrees to use the Storage Tanks and facilities of Facility only for the storage of Crude Oil.  Lazarus shall be responsible for any damages, including but not limited to all environmental liabilities arising out of any actions or omissions of Lazarus related to storage of the Crude Oil.  In any event, upon termination of this Agreement, GEL shall remove and dispose of, at its expense, all residual material from Storage Tanks, equipment and or facilities at GEL's sole cost and expense.

(b)       Any  removal  and  disposal  of  Crude  Oil,  goods,  material, or  residue pursuant to Section 5.3(a) shall (i) be in strict compliance with all federal, state, and local laws, regulations and ordinances, and (ii) be registered, logged, charted, manifested, or otherwise  noted  as  being  the  sole  and  exclusive  property  of  GEL. NOTWITHSTANDING ANY OTHER INDEMNIFICATION CONTAINED HEREIN, GEL SHALL DEFEND, HOLD HARMLESS AND INDEMNIFY LAZARUS AND ITS RESPECTIVE PARENT, SUBSIDIARIES AND AFFILIATES FROM AND AGAINST ALL DAMAGES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES) RESULTING FROM GEL'S FAILURE TO COMPLY WITH THIS SECTION 5.3(b).

5.4      Pollution.  In the event of a discharge or threat of discharge of Crude Oil or other pollutant or hazardous substance from a GEL vessel or the Facility upon the land or water adjacent to the Facility while a GEL vessel is at or near the Facility, Lazarus and GEL shall cooperate and promptly take such steps as are necessary to prevent further discharge or threat, and to minimize damage resulting from and to clean up any such discharge, regardless of fault. The cost of such steps shall be recoverable between GEL and Lazarus according to their comparative fault.  Failing an agreement between the parties with respect to such comparative fault within ninety (90) days of the date of the discharge or threat of discharge, the matter shall be subject to dispute resolution in accordance with Section 11.10.  Notwithstanding anything in this Section 5.4 to the contrary, the provisions of this Section 5.4 shall not affect, as between the parties, any liability of either Party to a third Person for costs or damages other than clean up costs expended by the parties pursuant to this Section 5.4, whether such be private or governmental parties.

5.5      Facility Operations.  Lazarus shall operate the Facility in the Ordinary Course of Business and shall (i) maintain and keep the property and Equipment of the Facility in good repair, working order and condition in a manner consistent with the conduct of a Prudent Operator, (ii)  subject to  Section  7.2,  purchase and  keep  in  full force  and effect  insurance coverage with respect to the Facility and its assets in amounts as would be maintained by any Prudent  Operators similarly  situated,  (iii)  maintain  the  books  and  records  of  the  Facility consistent with past practice and (iv) comply in all material respects with all Laws and Permits applicable to the Facility.

ARTICLE VI

TAXES, ASSESSMENTS AND OTHER GOVERNMENTAL CHARGES

6.1      Filings.  Lazarus shall file any and all information returns and rendition forms as may be required by any governmental authority with respect to the Crude Oil.  In addition to any other charges to be paid by GEL hereunder, Lazarus shall pay GEL for taxes, duties, import fees, assessments or other charges (hereinafter collectively "Taxes") levied by any governmental body upon GEL's Crude Oil stored in Storage Tanks or elsewhere on Lazarus's premises and or on the storing, handling, shipping, disposing, transportation or use thereof which Lazarus may be required to pay or collect.  Lazarus shall also pay for any additional or increased Taxes levied upon GEL by reason of Lazarus's storage of: Crude Oil on, or use or occupancy of, Lazarus's Storage Tanks or premises or any building, structure or equipment thereon; provided, however, that Lazarus shall not pay any more than its proportionate share of such Taxes attributable to GEL's Crude Oil.  Such Taxes or increased or additional Taxes shall be paid by Lazarus upon receipt of written notice thereof from GEL or any Governmental Authority.

6.2      New Taxes.  Should any new tax, fee or levy be imposed upon Lazarus by any governmental body or agency because of Lazarus's terminal operations, or should Lazarus be required  by  new  governmental regulation to  install additional equipment or to  modify the Facility  or  standard  handling  procedures  in  order  to  continue  to  provide  the  services contemplated by this Agreement, then and in any such event, Lazarus shall be required to pay all of the amounts owed for such new tax, fee, levy, equipment cost (including installation cost) or handling cost.  In the event Lazarus shall fail to pay such Taxes or increased or additional Taxes or such new taxes, equipment costs or handling costs as provided herein, then same may be paid by GEL, and the amount thereof shall be charged to Lazarus by GEL and shall be payable with the storage or other charges next due after presentation of said invoice by GEL.   LAZARUS SHALL DEFEND, HOLD HARMLESS AND INDEMNIFY GEL, ITS MANAGER, AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES AND AFFILIATES FROM AND AGAINST ANY AND ALL EXPENSES AND LIABILITY (INCLUDING WITHOUT LIMITATION   FINES,   PENALTIES   AND   REASONABLE   ATTORNEYS'   FEES)   IN RESPECT TO THE COLLECTION, DISBURSEMENT AND REPORTING OF ALL SUCH TAXES.

6.3      Collection of Excise Taxes.  GEL shall be solely responsible for collecting and disbursing any and all federal, state and/or local excise taxes now or hereinafter enacted and payable in respect to any and all Crude Oil delivered hereunder, and GEL shall be solely responsible for  reporting  and/or  filing  any tax  returns in  connection  with same;  provided, however, that such tax returns shall be filed by GEL only for Crude Oil that is inventory stored at the Facility.

ARTICLE VII

INSURANCE

7.1       Crude Oil Insurance.  GEL hereby acknowledges terms specified herein do not contemplate or include liability for loss of or damage to the Crude Oil or an allowance for liability insurance covering the Crude Oil, except as specifically set forth herein.  Lazarus agrees to secure and maintain in effect a contract of property insurance, to the full market value of all Crude Oil stored, transferred or handled hereunder, insuring against all risks of loss, damage or contamination of the Crude Oil, including, but not limited to, evaporation, shrinkage, line loss, clingage, discoloration, contamination, damage, destruction or any other loss or damage, and to have GEL's name inserted as an additional insured in said policies, and GEL shall be deemed to be co-insured, whether so named or not, and to secure a waiver of assignment and/or subrogation from the property underwriters in favor of GEL on account of any Crude Oil claims paid by such underwriters.  Notwithstanding anything to the contrary set forth herein, Lazarus shall be liable to and hold GEL, its agents and employees, its manager, and their respective parents, subsidiaries and affiliates harmless from any and all claims, demands, losses, costs and expenses for Crude Oil loss, damage or contamination, of whatsoever kind and howsoever arising.  In any claim or suit for Crude Oil loss, damage or contamination, it will be presumed that such insurance, if it had been procured and maintained, would have covered the occurrence, loss, damage or contamination in question.  All deductibles under such property insurance policies shall be for the account of Lazarus. Lazarus shall provide to GEL satisfactory evidence that it has complied with the property insurance requirements of this Agreement prior to the delivery of any Crude Oil to the Facility.

7.2      Liability  Insurance.    Lazarus  shall  secure  and  maintain  in  effect  liability insurance covering their respective liabilities hereunder, including defense and indemnity obligations, with minimum limits of Twenty Million Dollars ($20,000,000) and including a waiver of subrogation in favor of the other Party to the extent of the liabilities assumed by the primary insured hereunder.  Lazarus shall provide to GEL satisfactory evidence of compliance with their respective liability insurance requirements under this Agreement.

ARTICLE VIII

LIABILITY AND IN DEMNITY

8.1     Indemnity.    LAZARUS SHALL DEFEND, HOLD HARMLESS AND INDEMNIFY  GEL,  ITS  MANAGER,  AND  THEIR  RESPECTIVE  PARENTS, SUBSIDIARIES  AND  AFFILIATES  FROM  AND  AGAINST  ALL  CLAIMS,  LOSSES, SUITS, LIABILITY AND EXPENSE (OTHER THAN FOR CRUDE OIL LOSS, DAMAGE OR CONTAMINATION) CAUSED BY OR RESULTING FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF ITS EMPLOYEES, AGENTS, OR CONTRACTORS  IN   THE   PERFORMANCE  OF   THIS  AGREEMENT.  GEL  SHALL DEFEND,  HOLD  HARMLESS  AND  INDEMNIFY  LAZARUS,  ITS  MANAGER,  AND THEIR   RESPECTIVE   PARENTS,   SUBSIDIARIES  AND   AFFILIATES   FROM  AND AGAINST  ALL CLAIMS,  LOSSES, SUITS, LIABILITY  AND EXPENSE  CAUSED BY OR RESULTING  FROM  (I)  GROSS  NEGLIGENCE  OR  WILLFUL  MISCONDUCT  ON  THE PART  OF  GEL,  ITS  EMPLOYEES,  AGENTS  OR  CONTRACTORS  (INCLUDING,  BUT NOT LIMITED  TO, ANY CONTRACTORS  TRANSPORTING CRUDE  OIL TO OR FROM THE FACILITY)  IN THE PERFORMANCE  OF THIS AGREEMENT,  AND (II) LIABILITY ARISING OUT OF THE FAlLURE OF CRUDE OIL TO MEET THE GCO PROVIDED SPECIFICATIONS  AT THE TIME OF DELIVERY.

8.2       Crude Oil Shrinkage, etc.  GEL shall not be liable for evaporation, shrinkage, line loss, clingage,  or discoloration  of the Crude Oil stored, transferred  or handled hereunder, stored  in the Tank or while the Crude  Oil is in the process  of being received  into, stored or redelivered out of the Tank to the extent that such evaporation, shrinkage, line loss, clingage or discoloration affects an amount of Crude Oil in excess of one percent (1%) of the total amount of Crude Oil in the Tanks (the "Loss Threshold"),  and GEL shall not be liable for contamination, damage,  destruction  or any  other  loss  or damage  to such  Crude  Oil except  when caused  by GEL's  failure to use reasonable care in the safekeeping  and handling of the Crude Oil.   GEL shall be liable for evaporation,  shrinkage, line loss, clingage or discoloration  of the Crude Oil to the extent that such evaporation, shrinkage, line loss, clingage or discoloration affects an amount of Crude Oil less than the Loss Threshold.

8.3       Compliance  with  Regulations. GEL  shall  execute  in  its  name,  pay for  and furnish to Lazarus  all information,  documents,  labels,  placards, containers  and other materials which may be required by statutes, ordinances, rules or regulations of OSHA, Departments of Transportation  or Energy, or the Interstate Commerce  Commission  or any other governmental body  or  agency  having  jurisdiction,  relating  to  the  describing,  packaging,  receiving,  storing, handling,  disposal  or  shipping  of  the  Crude  Oil  (hereinafter  collectively  the  "Regulations"), together  with  detailed  written  instructions  as to  their  use  and  disposition.    GEL FURTHER AGREES  TO  DEFEND,  HOLD  HARMLESS  AND  INDEMNIFY  LAZARUS,  ITS MANAGER,  AND  THEIR  RESPECTIVE   PARENTS,  SUBSIDIARIES  AND  AFFILIATES FROM   AND   AGAINST   ANY  FINES,  LOSS,   DAMAGE   OR  EXPENSE   (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES) RESULTING FROM VIOLATION  OF  THE  REGULATIONS  RESULTING  FROM  THE  GROSS  NEGLIGENCE OR WILLFUL MISCONDUCT OF GEL OR ITS REPRESENTATIVES OR FROM ANY PROCEEDINGS  IN WHICH SUCH A VIOLATION OF THE REGULATIONS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF GEL OR ITS REPRESENTATIVES IS CHARGED EXCEPT WHEN DIRECTLY ARISING FROM LAZARUS'S FAILURE TO REASONABLY FOLLOW THE WRITTEN INSTRUCTIONS OF GEL.

8.4     Environmental Indemnity.  NOTWITHSTANDING  ANYTHING TO THE CONTRARY   IN  THIS  AGREEMENT,   LAZARUS  SHALL  ASSUME  RESPONSIBILITY FOR,  AND  SHALL   INDEMNIFY   GEL,  ITS  MANAGER,   AND   THEIR  RESPECTIVE PARENTS, SUBSIDIARIES AND AFFILIATES FROM, AND AGAINST ALL CLAIMS, WITHOUT MONETARY  LIMIT, RELATING TO THE FOLLOWING:

(a)       ALL REMEDIAL WORK REQUIRED BY A RELEASE INTO THE ENVIRONMENT THAT OCCURS PRIOR TO OR AFTER THE EFFECTIVE DATE FROM THE FACILITY, THE SITE OR THE ADDITIONAL FACILITIES (IF ANY), WHETHER OR NOT CAUSED BY LAZARUS, INCLUDING, BUT NOT LIMITED TO, SPILLS OF FUELS, LUBRICANTS, MOTOR OILS, PIPE DOPE, PAINT, SOLVENTS, BALLAST, BILGE AND GARBAGE, DEBRIS, OR ANY OTHER SUBSTANCES;

(b)     ANY PAST OR FUTURE LOSS OF OR DAMAGE TO ANY GEOLOGICAL FORMATIONS BENEATH THE SURFACE OF THE EARTH RESULTING  FROM  THE  OPERATIONS  OF  THE  FACILITY  OR  THE ADDITIONAL FACILITIES (IF ANY), WHETHER OR NOT CAUSED BY LAZARUS; OR

(c)       ANY   PAST,   PRESENT,  OR   FUTURE  VIOLATIONS  BY  ANY PERSON OF ENVIRONMENTAL LAWS, HAZARDOUS SUBSTANCE LAWS, AND ALL RELATED REGULATIONS OR ORDERS ISSUED BY ANY GOVERNMENTAL AUTHORITY RELATING TO THE FACILITY, THE SITE OR THE ADDITIONAL FACILITIES (IF ANY).

8.5      Guarantees  and  Warranties.      EXCEPT  AS  EXPRESSLY  HEREIN PROVIDED, THERE ARE NO GUARANTEES OR WARRANTIES OR REPRESENTATIONS BY GEL OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE.

ARTICLE IX

FORCE MAJEURE

GEL shall not be liable for any delay or nonperformance of its obligations under this Agreement when any of the foregoing is caused in whole or in part by any act of God or the public enemy or by labor troubles, strikes, lockouts, non-availability of labor, riots, fires, storms, lightning, floods, hurricanes, washouts, tornadoes, explosions, breakdown or failure of or accident to the Tank, pipelines, machinery or equipment, transportation embargoes or congestions, governmental embargoes or interventions, failure or delay of manufacturers or persons from whom GEL obtains equipment, materials or supplies to deliver the same or from any law, proclamation, regulation (including environmental protection regulations) or order of any government, governmental agency or court having or claiming to have jurisdiction over any part of the Facility (as defined in Article I) or rights-of-way, cancellation or withdrawal of permits by government, governmental agencies or any other cause beyond GEL's  reasonable control, whether such other can  be of the class herein specifically provided for or not and whether the cause is or is not existing on the date of this Agreement.  In the event of destruction of or damage to Lazarus' facilities, GEL shall not be required to furnish additional or alternate facilities. If any cause listed or referred to in this Article IX should result in GEL's delay or non performance of its obligations under this Agreement for a period of more than forty-five (45) days, then GEL shall have the right to cancel the Agreement by giving Lazarus written notice of cancellation. Upon  cancellation  pursuant to this Article  IX, GEL and Lazarus  will have no future obligations or rights under the Agreement other than Lazarus's  obligation to deliver Crude Oil in its possession to GEL.

ARTICLE X

ADDITIONAL FACILTTIES

10.1    Option to Build Additional Facilities.  Lazarus hereby grants GEL the exclusive option (the "Option") to build additional tank storage facilities for the storage of Crude Oil at the Facility and/or related equipment,  including  but not limited to truck racks, pipelines, or other storage  or transportation  facilities  (the "Additional  Facilities"),  which Option  shall be for the entire Term.   In the event that GEL elects to exercise the Option, GEL shall provide notice of such election to Lazarus and the Parties will mutually agree on the location of the Additional Facilities.   In connection  with the Option, Lazarus agrees that it will provide, free of all costs, claims  and  liabilities,  all necessary easements,  rights-of-way,  permits  and other  access rights which are necessary for the construction and use of the Additional Facilities, including, but not limited  to, access  to  all existing  or  yet to  be constructed  interconnection  points  and  related devices  and equipment  required to connect  the Additional  Facilities  to the Facility. Notwithstanding anything to the contrary in this Section 10.1, if, after the Initial Operation Date, Lazarus receives a bona fide offer from a third party to build the Additional Facilities, Lazarus shall provide written notice of such offer (the "Offer Notice") to GEL, and GEL shall have up to 30 days after it receives the Offer Notice (the "Response Period") to give notice to Lazarus of its intent to exercise the Option.  If GEL (a) provides notice to Lazarus of its intent not to exercise the Option or (b) does not provide any response to the Offer Notice during the Response Period, then GEL shall be deemed to have waived the Option.   If during the Response Period GEL affirmatively indicates to Lazarus in writing that it will exercise the Option, then GEL shall have 180 days after receipt by Lazarus of such written notice (the "Pre-Construction  Period") to (y) negotiate the consideration  and other terms for the post-construction operation of the Additional Facilities by Lazarus, such consideration and terms to be substantially similar to those under the Interim  Agreement  and (z)  begin construction  of the Additional  Facilities.   Unless otherwise agreed  upon  by the  Parties  in  writing,  if GEL  has not  begun construction  of  the Additional Facilities by the end of the Pre-Construction Period, then GEL shall be deemed to have forever waived its right to build the Additional Facilities, and Lazarus shall be free to allow any third party to build such Additional Facilities.

10.2    Cost and Operation of Additional  Facilities.   In the event that GEL elects to exercise the Option provided for in Section 10.1, the costs of the construction of the Additional Facilities shall be at the sole cost and expense of GEL.  Upon completion of the construction of the Additional Facilities, Lazarus will operate such tanks on terms and for a period to be agreed to by the Parties.

ARTICLE XI

MISCELLANEOUS

11.1    Warranties and Representations.  Each of the Parties represents and warrants that (a) the execution, delivery and performance of this Agreement by such Party (i) has been duly authorized by all necessary corporate or company action and (ii) does not require the consent or approval of any other Person, (b) neither the execution nor delivery of this Agreement nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument (including, without limitation, any of its formation or governing documents) to which such Party is now subject, and (c) this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms.

11.2    Confidentiality of Information.   The Parties acknowledge that during the performance of this Agreement, confidential or proprietary information (the "Confidential Information") may become known to the other Party.  Notwithstanding any other provision of this Agreement, each Party shall protect the Confidential Information of the other Party with the same degree of care it uses to protect its own Confidential Information, but not less than a reasonable degree of care, and shall not use such information to its own benefit or the benefit of third parties; provided that the Party disclosing such Confidential Information has notified the Party receiving the information of its confidential nature at the time such information was disclosed. The obligations of this article will remain valid for a period of two (2) years after the termination of this Agreement.  Notwithstanding anything to the contrary contained herein, the term "Confidential Information" shall not include: (i) information or data which as of the date of this Agreement is in the public domain or is otherwise generally available to the public; (ii) information or data that after the date of this Agreement is published or otherwise becomes part of the public domain or becomes generally available to the public other than through a breach of the terms of this Agreement; (iii) information or data which either Party can reasonably show was not acquired by such Party directly or indirectly from the other Party or anyone under an obligation of confidentiality to such other Party; (iv) information or data received by the either Party without restriction as to disclosure from a third Person without breach of any obligation to the other Party; (v) information which is or was independently developed by either Party without use of or reference to the Confidential Information of the other Party by Persons who had no access to such Confidential Information; and (vi) any information filed by GEL or its affiliates in the real property county records of any jurisdiction to provide notice to third parties of the terms, covenants and conditions of this Agreement as set forth in Section 11.7, any information filed by GEL or its affiliates to record a security interest or lien as set forth in Section 2.3, any information filed by GEL or its affiliates in the real property county records of any jurisdiction to provide notice to third parties of the terms, covenants and conditions of Section 8.6 of the Joint Marketing Agreement, or any information filed by GEL or its affiliates in accordance with Section 9.1 and Section 19.5 ofthe Construction Contract.

11.3    Remedies.  In the event of breach of any of the terms of this Agreement by either Party hereto, the non-breaching Party will be entitled, where appropriate, to apply for and obtain injunctive relief in any court of competent jurisdiction without limitation as to any other or future remedies which may be available.

11.4     Survival  of  Obligations.    No  termination   of  this  Agreement,  for  whatever reason, shall relieve the Parties of or release the Parties from any indemnification  obligation set forth in this Agreement, or the obligations and provisions of Sections 4.4, 11.2, l.LQ.. or 11.10 of this Agreement, all of which shall survive such termination.

11.5   LIMITATION  OF LIABILITY.   NOTWITHSTANDING  ANY  OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY OR  ITS  AFFILIATES  SHALL HAVE  ANY  LIABILITY   TO  ANY  OTHER  PARTY   OR  ITS  AFFILIATES   FOR  ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL LOSS OR DAMAGE WHATSOEVER, OR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL (INCLUDING LOST PROFITS OR LOST INVESTMENT OPPORTUNITY) LIABILITY IN CONNECTION WITH ITS PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT,  WHETHER  SUCH  LIABILITY  ARISES  IN  CONTRACT,  TORT (INCLUDING NEGLIGENCE  AND STRICT LIABILITY), OR OTHERWISE.

11.6    Preservation of Liability. Neither this Agreement nor the exercise by any Party of (or the failure to so exercise) any right, power or remedy conferred herein or by law shall be construed as relieving any Party from liability hereunder.

11.7    Binding  Effect;  Duration.   The  rights  and obligations set forth under this Agreement are obligations that run with the land so as to be forever binding upon the Parties and their respective heirs, personal  representatives,  administrators,  successors and assigns.   Lazarus hereby agrees that GEL may file appropriate documentation in the real property county records of any jurisdiction as deemed necessary in the sole discretion of GEL to provide notice to third parties of the terms, covenants and conditions ofthis Agreement.

11.8    Notices. Any record, notice, demand or document which either Party is required or may desire to give hereunder shall be in writing and, except to the extent provided in the other provisions of this Agreement, given by messenger, facsimile or other electronic transmission, or United States registered or certified mail, postage prepaid, return receipt requested, addressed to such Party at its address and telecopy number shown  below, or at such other address as either Party shall have furnished to the other by notice given in accordance with this provision:

Ifto  GEL, to:

GEL Tex Marketing, LLC
919 Milam, Suite 2100
Houston, Texas 77002
Attention:  Karen Pape
Telephone:  (713) 860-2500
Facsimile:   (713) 860-2640
E-Mail: karen.pape@genlp.com

If to Lazarus to:

Lazarus Energy Holdings LLC
3200 Southwest Freeway, Suite 3300
Houston, Texas 77027
Attention:        Jonathan Carroll, Manager
Telephone:      (713) 850-0513
Facsimile:         (713) 850-0520
E-Mail:              JCarroll@LazarusEnergy.com

11.9     CHOJCE OF LAW.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

11.10  Dispute Resolution.   Any and all disputes between the Parties pursuant or relating to this Agreement shall be governed by and subject to the terms of the Dispute Resolution Agreement.  This Agreement shall be subject to the terms of the Dispute Resolution Agreement in all respects, and the terms and provisions of the Dispute Resolution Agreement are hereby incorporated by reference.

11.11  Amendment and Waiver.  This Agreement may not be amended (nor may any of its terms be waived) except by a written document signed by both Parties, stating that it is intended to amend this Agreement.

11.12  Severability.    If  any  provlSlon of  this  Agreement is  rendered or  declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision which shall have become final, the unenforceability thereof shall not affect the remainder of this Agreement which shall remain in full force and effect in accordance with its terms.

11.13  Counterparts.  This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof.  Each counterpart shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

11.14  Successors and Assigns.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or heirs, assigns and personal representatives.  Lazarus shall not in any way assign or otherwise transfer the obligations or the benefits of this Agreement without the prior written consent of GEL, and any attempt by Lazarus to do any of the foregoing without GEL's prior written consent shall be void and of no effect.  No such assignment or transfer with the consent of GEL will, however, operate to release Lazarus from any of its obligations and liabilities hereunder

11.15  Titles of Articles, Sections and Subsections.  All titles or headings to articles, sections, subsections or other divisions of this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the Parties.

11.16  Joint Drafting.   Each Party acknowledges that it and its legal counsel have actively participated in the drafting and negotiation of this Agreement and, as such, this Agreement will be construed as having been jointly drafted by the Parties.

11.17  Conflicting Terms.   In the event of a conflict between the terms of this Agreement and the terms of the Construction Contract, the terms of the Construction Contract will control.

11.18  Acknowledgment of Exculpatory Provisions.  Each Party acknowledges that it (a) has had the benefit of independent legal counsel of its choosing in connection with the drafting and  negotiation of this Agreement, (b) has consulted (or had ample opportunity to consult) with its legal counsel with respect to this Agreement prior to the Effective Date, (c) has a duty to read-and has in fact read-this Agreement prior to executing it, (d) is fully informed and has notice of all of the terms and conditions of this Agreement.  Each Party further acknowledges that this Agreement obligates such Party to assume liability for and indemnify the other Party and other Persons against certain liabilities-including, in some instances, liabilities that arise from the negligence of the other Party and/or those other Persons.   Each Party agrees that it will not contest the validity or enforceability of any exculpatory provision in this Agreement on the basis that it had no notice or knowledge of the provision or that the provision is not "conspicuous."

11.19 FINAL AGREEMENT.     THIS AGREEMENT (a) REPLACES AND SUPERSEDES IN ITS ENTIRETY THE INTERIM AGREEMENT AND THE PARTIES HEREBY AGREE THAT THE INTERIM AGREEMENT SHALL NOT HAVE ANY FURTHER FORCE OR EFFECT, AND (B) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS ADDRESSED HEREIN AND  MAY  NOT  BE  CONTRADICTED  BY  EVIDENCE  OF  PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

IN  WITNESS  WHEREOF, the  parties  have  executed  this  Crude  Oil  Supply  and Throughput Services Agreement on the date first written above.

Signature Page for Crude Oil Supply and Throughput Services Agreement

IN  WITNESS  WHEREOF, the  parties  have  executed  this  Crude  Oil  Supply and Throughput Services Agreement on the date first written above.

Signature Page for Crude Oil Supply and Throughput Services Agreement

EXHIBIT A

LEGAL DESCRIPTION OF THE FACILITY SITE

Being a 56.309 ACRE TRACT situated George McPeters Survey, A-419, Wilson County, Texas, Said 56.309 ACRE TRACT  is that tract conveyed by Bill Klingemann,  Substitute Trustee, to Notre Dame Investors,  Inc. by Substitute Trustee's  Deed, in Volume 1159 at Page 609, dated May 06, 2003  and is  comprised  of all the tract called 51.30  acres  in  conveyance  from Leal Petroleum Corporation  to American  Petro Chemical Corporation  recorded  in Volume 842 at Page  705  and  all  of  a  tract  called  5.000 ·acres  in  conveyance  from  Notre  Dame  Refining Corporation to American Petro Chemical Corporation recorded in Volume 1049 at Page 651 of the Official Records of said county and being described by metes and bounds as follows:

BEGINNING at a one-half inch diameter rebar set with cap (B&A) marking the northwest corner of the tract herein described, same being the northwest corner of said 51.30 acre tract, northeast corner of a tract called Tract 2-B (41.245 acres) in Volume 685 at Page 101, lying in the south line of a tract called 7.654  acres in Volume 271 at Page 30, further  described  as lying in the south line of U.S. Highway  No.  87; said point bears N 76°  16'  00"  E, 1495.62 feet from a concrete right of way marker found;

THENCE with a segment of the north line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 7.654 acre tract, along a segmentofthe south line ofU.S. Highway 87, N 76° 16' 00" E, 140.71 feet (called N 76° 16' E, 140.0 feet-  basis of bearing) to a one-half inch diameter rebar set with cap (B&A) marking a north corner of the tract herein described, same being the north corner of said 51.30 acre tract, northwest corner residue called 640 acres in Volume X at Page 136;

THENCE continuing with the north line of the tract herein described,  same being the common line of said 51.30 acre tract with that of said residue 640 acre tract and a tract called 1.666 acres in Volume 1030 at Page 772 as follows:

S 13° 27' 49" E, 208.63 feet (called S 13° 37' E, 207.4 feet) to a five-eighths inch diameter rebar found near a two way fence corner, N 76° 26' 34" E, 368.79 feet (called N 76° 29' E, 368.4 feet) to a one-half inch diameter  rebar set with cap (B&A), N 76° 28' 28" E, 31.40 feet (called N 76°49' E, 31.4 feet) to a five-eighths inch diameter rebar found near a two way fence corner,

S 13° 55' 25" E, 238.17 feet (called S 14° 00' E, 238.0 feet) to a five-eighths inch diameter rebar found marking a re-entrant corner of the tract herein described, same being the southwest corner of said residue 640 acre tract, N 76° 06° 05" E, at 386.77 feet  a one inch diameter iron pipe found and at, 388.52, (N 76° 16' E, 383.1 feet) to a one-half inch diameter rebar set with cap (B&A) marking a re-entrant  corner of he (the) tract herein described,  same being the southeast corner of said residue 640 acre tract and

N 13° 36' 45" W, at 1.84 feet a one inch diameter iron pipe found and at 446,92 feet (called N 13° 37' W, 447.1 feet) to a one-half inch diameter rebar found marking a north corner of the tract herein described, same being the northeast corner of said 1.666 acre tract, lying in the south line of said 7.654 acre tract, further described as lying in the south line ofU.S. Highway 87;

Exhibit A-1

THENCE continuing with the north line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 5.000 acre tract with that of said 7.654 acre tract, along a segment of the south line ofU.S. Highway 87 as follows:

N 76° 16' 00" E, 275.15 feet (called N 76° 16' E, 275.3 feet) to a railroad spike found in asphalt driveway,

N 81° 58' 38" E, 100.50 feet (called N 82° 12' E, 99.2 feet) to a one-half diameter rebar set with cap (B&A),

N 76° 16' 00" E, 800.00 feet (called N 76° 14' E 800.5 feet) to a one-half inch diameter rebar set with cap (B&A),

N 70° 33' 22" E, 100.50 feet (called N 70° 43' E, 101.2 feet) to a concrete right of way marker found broken, and

N 76° 16' 00" E, 464.56 feet (in total called No record call, and N 75° 02' 04" E 278 feet) to a one-half inch diameter rebar set with cap (B&A) marking the northeast comer of the tract herein described, same being the northeast comer of said 5.000 acre tract, lying in the south line of said 7.654 acre tract, being the northwest comer of a tract called 200.008 acres in Volume 691 at Page 41; said point bearsS  76° 16' 00" W, 278.37 feet from an iron pipe found;

THENCE with the east line of the tract herein described, same being a segment of the common line of said 5.000 acre tract and said 51.30 acre tract with that of said 200.008 acre tract as follows:

S 13° 43' 44" E, 783.78 feet (called S 15° 01' E, 783.5 feet) to a five-eighths inch diameter rebar found near a two way fence comer marking the east most southeast comer of the tract herein described, same being the southeast comer of said 5.000 acre tract, re-entrant comer of said 200.008 acre tract,

S 76° 16' 39" W, 277.87 feet (called S 75° 02' 04" W, 278 feet) to a five-eighths inch diameter rebar found marking a re-entrant comer of the tract herein described, same being the southwest comer of said 5.000 acre tract, lying in the east line of said 51.30 acre tract and being a north comer of said 200.008 acre tract, and

S 13 24' 23" E, 261.29 feet (called S 13 24' E, 261.7 feet) to a four inch diameter iron pipe post fence comer marking the south most southeast comer of the tract herein described, same being the southeast comer of said 51.30 acre tract and re-entrant comer of said 200.008 acre tract;

Exhibit A-2

THENCE with the south line of the tract herein described, same being a segment of the common line of said 51.30 acre tract and said 200.008 acre tract as follows:

S 76° 08' 20" W, 768.00 feet (called S 76° 10' W, 768.0 feet) to a one-half inch diameter rebar set with cap (B&A), and S 76° 15' 20" W, 1619.78 feet (called S 76° 17' W, 1619.8 feet) to a five-eighths inch diameter rebar found near a three way fence comer marking the southwest comer of the tract herein described, same being the southwest comer of said 51.30 acre tract, lying in the north line of said 200.008 acre tract and being the southeast comer of said 41.245 acre tract;

THENCE with the west line of the tract herein described, same being the common line of said 51.30 acre tract and said 41.245 acre tract as follows:

N 13° 57' 38" W, 223.50 feet (called N 13° 55' W, 223.5 feet) to a one-half inch diameter rebar set with cap (B&A),

N 13° 53' 37" W, 373.70 feet (called N 13° 51' W, 373.7 feet) to a fence post, and

N 13° 49' 38" W, 449.84 feet (called N 13° 47' W, 448.8 feet) to the PLACE OF BEGINNING and containing 56.309 ACRES OF LAND.

Exhibit A-3

EXHIBIT B

COST OF CRUDE OIL CALCULATION

The Crude Oil will be supplied to the refinery using the following formula pricing:

Price $USD =Daily  Flint Hills Posting (monthly avg.) +Platt's P-Plus (monthly avg.) +Freight Exp. + A+B

"A"= Deduct factor to be negotiated on a term basis with individual lease holders. The typical term is 30 days, 90 days, 180 days, or one year.

"B"=  GEL's  costs associated  with hedging Crude Oil and/or Nixon Product (as defined in the Joint Marketing Agreement).

Freight Expenses  will vary according to the distance to the lease from the Facility, among other factors.  The expenses will be averaged over all the delivered barrels in a calendar month.

Exhibit B-1

EXHIBIT C

INTERIM AGREEMENT

See attached.

Exhibit C-1

INTERIM TIIROUGHPUT SERVICES  AGREEMENT

This Interim  Throughput  Services  Agreement  ("Agreement") is made and entered  into this 11 day  of January,  2011 by and  between Davison  Petrolewn  Supply, LLC, a Delaware limited   liability   company   and  a  Genesis  Energy,   LLC  affiliate,   whose  address  is  2000 Farmerville Hwy., Ruston,  Louisiana  71270 ("DPS"),  and  Lazarus Energy  Holdings,  LLC, a Delaware  limited  liability  company,  whose  address  is  3200  Southwest  Freeway,  Suite  3300, Houston, Texas  77027 (11LAZARUS"), individually the "party" or collectively the "parties."
WITNESSETH:

WHEREAS,  DPS intends  to purchase all crude  oil currently  in place in the Tanks (as defined below) and potentially -purchase additional crude oil to be stored in the Tanks (as defined below) (collectively, the "Product"); and

WHEREAS,  DPS and LAZARUS  desire  to enter  into this Agreement  to set forth the terms and conditions under which LAZARUS will store such crude oil for DPS.

NOW, THEREFORE, for and in consideration  of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

SECTION I
PROVISION OF STORAGE

LAZARUS  agrees to provide the facilities at its storage terminal located at The Lazarus Refinery,  N ixon,  Texas,  USA,  (''Terminal"), including  the  storage  tank(s)  described  herein ("Tanks"), for the storage  and handling of DPS's Product. as also described  herein, to the extent of the capacity of the Tanks, which Product shall be transported to the Terminal by tank truck, or pipeline  and transferred  into the Tanks and  transferred  from  the Tanks and transported  either from  the Tem'linal  by tank truck or pipeline or transported  to the Nixon Refinery by pipeline as the parties may agree.

SECTION II
SPECIFIC TERMS AND CONDITIONS

A.	Term of Agreement.

This Agreement shall have a term of one (1) month commencing on the date hereof, andshall automatically  be renewed for successive one (I) month terms, unless terminated by the parties as set forth in this Section III L.

B.	Tanks.

Throughput Services shall be made available to DPS through the utilization of the following Tanks:

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Tank Number	Approximate Capacity	Product
51	10,000 Bbls	Crude
53	55,000 Bbls	Crude
54	55,000 Bbls	Crude

DPS shallnot substitute the "Product" as specified above without the prior written consent of LAZARUS. Tanks as referred to herein includes the singular and plural.

C.	Terminal Operating Hours.

LAZARUS shall ensure that the Terminal is available for Product transfers to/from the Tanks,   as  applicable for  truck. or  pipeline transfers, during   the following Operating Hours:

TERMINAL agrees   to  receive DPS's  Product from   and/or   redeliver DPS's  Product twenty-four (24) hours a day, seven (7) days a week.

D.	Services and Rates.

(1)
Tank Throughput Fee. DPS shall pay to LAZARUS for the use of the Tanks at the following monthly rate: $.50 per shell barrel (the "Tank Throughput Fee"). The Tank Throughput Fee shall be payable by DPS to LAZARUS in advance on or before the fifth (5th) day of each calendar month for which such Tank Throughput Fee is due; provided, however, that the Tank Throughput Fee due for the calendar month in which this Agreement commences shall be pro rated from the date of this Agreement and shall be payable upon execution of this Agreement.

(2)
Tanks or Pipeline Cleaning. DPS acknowledges that, at the commencement of the term  hereof,  the Tanks  and pipeline  system are acceptable for its use. Upon termination of this Agreement, DPS shall  remove its Product  from the Tanks and pipeline system  and will return the Tanks to the same condition as received.

(3)
Holdover. Unless this Agreement is superseded by a new agreement with respect to the subject matter thereof, pursuant to Section III L, in the event that any Product remains in the Tanks beyond the termination of this Agreement, DPS shall remain obligated to all of the terms and conditions of this Agreement. IN THE EVENT THAT LAZARUS INCURS ANY CHARGES OR LIABILITY TO THIRD PARTIES, INCLUDING BUT NOT LIMITED TO ENVIRONMENTAL LIABILITY UNDER FEDERAL, STATE OR LOCAL LAW, AS A RESULT OF DPS'S PRODUCT REMAINING IN THE TANKS AND ARISING OUT OF ANY ACTIONS OR OMISSIONS OF LAZARUS, LAZARUS SHALL BE RESPONSIBLE FOR, AND SHALL DEFEND, HOLD HARMLESS AND INDEMNIFY DPS, ITS DIRECTORS, OFFICERS, AND AFFILIATES FROM AND AGAINST ALL SUCH CHARGES OR LIABILITY.

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(4)
Contracted  Seryices: For any service or ftmction not specifically  provided for in this Agreement,  which LAZARUS may request and DPS agrees to engage a third party to provide, LAZARUS shaJl pay for such services.

SECTION III
GENERAL TERMS AND CONDITIONS

A.
Quality and Quantity. DPS acknowledges and agrees that it is familiar in all respects with LAZARUS's pipeline systems, and tank truck facilities to be provided under this Agreement. At their sole discretion, OPS shaH have a representative inspect and accept the Tanks and other fu.cilities as suitable in all respects for the Product and for DPS's needs before the initial receipt of Product by the Terminal. If DPS fails to do so, the Tanks and other facilities shall be deemed suitable in all respects for the Product and for DPS's n:eeds. There will be no fees for mixing, blending and/or circulating Product(s) in the on-premises facilities. The degree of success, if any, from Tenninal's performance of such operations is dependent upon the particular characteristics of the Product(s) involved and is beyond the control of DPS. Unless otherwise specified in Section II, all inbound and outbound quantities of Product shall be detennined by gauging of TerminaJ>s/LAZARUS's Tanks or by Terminal's proven meters (if available). Tanks gauging shall be conducted by an independent inspector when requested, appointed by and prud for by DPS. If DPS fails to provide such inspector, LAZARUS's quantity determinations shall be conclusively presumed to be correct. In all cases, all quantity determinations shall be conclusively preswned to be correct after ninety (90) days from the date of measurement, reading, or gauging unless within such ninety (90) day period DPS objects to the quantity determination by notifying LAZARUS in writing.

B.
Title  and  Custody.  Title  to  the  Product stored,  transferred or  handled  hereunder  shall always remain with DPS.  LAZARUS shall be deemed  to have title of the Product only at the time  it  passes  the flange  connection  between  the Tanks to the LAZARUS  delivery line, into the Nixon Refinery.

C.	Cleanin. Removal and Disposal.

(1)
DPS agrees to use the Tank equipment and facilities of LAZARUSfferminal only for the storage of the Product specified in Section II of thls Agreement. LAZARUS shall be responsible for any damages, .including but not limited to all environmental liabilities arising out of any actions or omissions of LAZARUS related to storage of the Product. In any event, unless this Agreement is superseded by a new agreement with respect to the subject matter thereof, pursuant to Section III L, upon termination of this Agreement or any change in Product agreed by the parties, DPS shall remove and dispose of, at its expense, all residual material from LAZARUS's/Termioal's Tanks, equipment and/or facilities at DPS?s sole cost and expense

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(2)
Any removal and disposal of Product, goods, material, or residue pursuant to Section III C(1) hereof shall (i) be in strict compliance with all federal, state, and local laws, regulations and ordinances, and (ii) be registered, logged, charted, manifested, or otherwise noted as being the sole and exclusive property of DPS, NOTWITHSTANDING ANY OTHER INDEMNIFICATION CONTAINED HEREIN, DPS SHALL DEFEND, HOLD HARMLESS AND INDEMNIFY LAZARUS!fERMINALAND THEIR RESPECTIVE  PARENTS SUBSIDIARIES AND AFFILIATES FROM AND AGAINST ALL DAMAGEs: COSTSAND  EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES) RESULTING FROM DPS'S FAILURE TO COMPLY WITH THIS SECTION III C.

D.	Delivery and Redelivery.

(1)
LAZARUS shall give DPS written documentation of the receipt and/or delivery of each shipment of Product, which notice shall specify (a) the name of the carrier, (b) the carrying vehicle or vessel, (c) the custody transfer point, (d) the type, grade, quantity and quality (including H2S content) of Product as required by Terminal, (e) the estimated time of arrival thereof and (f) any other pertinent infonnation, including without limitation any and all documentation required by law concerning the receipt, handling or storage of Product. This docwnentation shall be given for each twenty four (24) hours period as to trucks, and pipeline deliveries. The handling of trucks shall be in accordance with the rules, regulations and rates set forth in Section II of this Agreement. It is DPS's sole responsibility to arrange, coordinate and expedite all carrier movements. LAZARUS will cooperate in arranging, coordinating and expediting such movements, but any such cooperation shall not constitute a waiver of the provisions ofthis Section.

(2)
LAZARUS shall, under ordinary circumstances, deliver Product to or receive Product from (as the case may be) tank trucks, or pipeline deliveries in the order of arrival or receipt (as the case may be) at the Terminal, but LAZARUS shaJJ nevertheless be entitled to depart from such order for the purpose of complying with the regulations or directives of applicable govenunent authorities or for insuring the smooth working of the Terminal's operations or for any other purpose whatsoever that LAZARUS shall, in its sole discretion, deem appropriate.

(3)
Although every effort will be made to remove as much product and/or material as possible from the Tanks, ot tank trucks, LAZARUS is not obligated to squeegee out any of the foregoing, but will remove as much material as practicable using Terminal 's standard equipment and procedures. DPS agrees that only liquid material will be pumped through Terminal's system. Fwther, LAZARUS shall not be liable for any product and/or material remaining in the Tanks, and tank trucks.

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(4)
LAZARUS's obligation to provide labor necessary to perform the services agreed upon herein is limited to furnishing personnel to perform in accordance with Terminal's established TenninaJ practices. Any additional costs that may arise due to labor disputes, jurisdictional or otherwise, regarding the control of the movement of material or handling of equipment or hoses between LAZARUS's Terminal facilities and any tank truck, is for LAZARUS's account, and DPS shall not be liable therefore. DPS will not perform any services aboard any vessel.

(5)
DPS SHALL DEFEND, HOLD HARMLESS AND INDEMNIFY, LAZARUS AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES AND AFFILIATES FROM AND AGAINST ALL CLAIMS, SUITS, LIABILITIES AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES) ALLEGED OR BROUGHT BY ANY CARRIER OR RECIPIENT OF DPS'S PRODUCT ARISING OUT OF ANY ACTIONS OR OMISSIONS OF DPS WITH RESPECT TO THE QUALITY, GRADE, PURITY, COMPOSITION OR ANY OTIIER CHARACTERISTIC(S) OF SUCH PRODUCT. LAZARUS SHALL DEFEND, HOLD HARMLESS AND INDEMNIFY, DPS AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES AND AFFILIATES FROM AND AGAINST ALL CLAIMS, SUITS, LIABILITIES AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES) ALLEGED OR BROUGHT BY ANY CARRIER OR RECIPIENT OF DPS'S PRODUCT ARISING OUT OF ANY ACTIONS OR OMISSIONS OF LAZARUS WITH RESPECT TO TilE QUALITY, GRADE, PURITY, COMPOSITION OR ANY OTHER CHARACTERISTIC(S) OF SUCH PRODUCT.

E.
Pollution.   In the event of a discharge or threat of discharge of Product or other pollutant or  hazardous  substance  from  a  DPS's  vessel  or  the  Terminal  upon  the land  or  water adjacent to the Terminal  while a DPS vessel is at or near the Terminal,  LAZARUS  and DPS  shall cooperate  and  promptly  take  such  steps  as are necessary  to  prevent further discharge  or threat,  and  to  minimize damage  resulting  from  and  to clean  up any  uch discharge, regardless  of fault.   The cost of such steps shall be recoverable  between DPS and LAZARUS  according  to their comparative fault.   Failing an agreement between the parties  with respect   to  such  comparative faul t  within  (90)  days  of  the  date  of  the discharge  or  threat  of  discharge,  the matter  shall  be  subject  to binding  arbitration  in accordance with the Commercial Rules of the American Arbitration Association. Notwithstanding  anything  in this Section to the contrary,  the provisions  of this Section shall  not affect,  as between  the  parties, any liability of either  party to third  parties for costs  or damages  other  than  clean  up  costs  expended  by  the  parties  pursuant  to  this Section, whether such be private or governmental parties.

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F.	Taxes, Assessments and Other Governmental Charges.

(l)
LAZARUS shall file any and all infonnation returns and rendition forms as may be required by any governmental authority with respect to the Product.  In addition to any other charges to be paid by DPS hereunder, DPS shall pay LAZARUS  for taxes, duties, import fees, assessments  or other charges (hereinafter collectively "Taxes") levied by any governmental body upon DPS's Product stored in Tanks or elsewhere on LAZARUS's premises and/or on the storing, handling, shipping, disposing, transportation or use thereof which LAZARUS may be required to pay or collect  DPS shall also pay for any additional or increased Taxes levied upon DPS by reason of LAZARUS's storage of: Product on, or use or occupancy of, LAZARUS's Tanksor premises or any building, structure or equipment thereon; provided, however, that DPS shall not pay any more than its proportionate share of such Taxes or increased or additional Taxes if such Tanks, premises, building, structure or equipment are used by DPS jointly with others. Such Taxes or increased or additional Taxes shall be paid by DPS upon receipt ofwritten notice thereoffrom LAZARUS.

(2)
Should any new tax, fee or levy be imposed upon LAZARUS by any governmental body or agency because of LAZARUS's Terminal operations, or should LAZARUS be required by new governmental regulation to install additional equipment or to modify its facilities or standard handling procedures in order to continue to provide the services contemplated by this Agreement, then and in any such event, LAZARUS shaH be required to pay such new tax, fee, levy, equipment cost (including installation cost) or handling cost. In the event LAZARUS shall fail to pay such Taxes or increased or additional Taxes or such new taxes, equipment costs or handling costs as provided herein, then same may be paid by DPS, and the amount thereof shall be charged to LAZARUS by DPS and shall be payable with the storage or other charges next due after presentation of said invoice by DPS. LAZARUS SHALL DEFEND, HOLD HARMLESS AND INDEMNIFY DPS, ITS MANAGER AND THEIR RESPECTIVE PARENTS, SUBSfDlARlES AND AFFILIATES FROM AND AGAINST ANY ANDALL EXPENSES AND LIABILITY (INCLUDING WITIIOUT LIMlTATlON FINES, PENALTIES AND REASONABLE ATIORNEYS' FEES) IN RESPECT TO THE COLLECTION, DfSBURSEMENT AND REPORTING OF ALL SUCH TAXES.

G.
Product Lien.   LAZARUS  shall  have, and DPS hereby grants to LAZARUS,  an express contractual  lien and security  interest upon all Products at any time stored, transferred or handled hereunder for all of the charges and amounts payable by DPS to LAZARUS hereunder.  Said contractual  lien and security interest may be foreclosed  by LAZARUS in accordance  with the provisions  of Unifonn  Commercial  Code of the State  of Texas in effect from time to time.  Such liens shall not be exclusive but shall be cumulative and in addition to all other legal and equitable liens, rights and remedies of LAZARUS. Notwithstanding  anything  to the contrary  contained  herein, the lien herein provided for shall   only  be  applicable   to  indebtedness   owed  to  LAZARUS   by  DPS   under  this Agreement.

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H.	Collection of Excise Taxes.

(1)
DPS shall be solely responsible for collecting and disbursing any and all federal state and/or local excise taxes now or hereinafter enacted and payable in respec to any and all Product delivered hereunder, and DPS shall be solely responsible for reporting and/or filing any tax returns in connection with same.

(2)
In the event  that  LAZARUS  ever  becomes  liable  for  the federal  excise  tax in connection with the handling of DPS's Product, LAZARUS shall have the right to retain  DPS's  Product  until such  time  that DPS has provided  to LAZARUS  an irrevocable letter of credit (with a bank reasonably satisfactory  to LAZARUS) or other sufficient collateral  reasonably  calculated to indemnify LAZARUS against any federal excise  taxes, fines and penalties  that LAZARUS may be or become required to pay in connection with DPS's Product.

I.	Insurance.

(l)
Product Insurance: DPS hereby acknowledges tenns specified herein do not contemplate or include liability for loss of or damage to the Product or an allowance for Hability insurance covering the Product. LAZARUS agrees to secure and maintain in effect a contract of property insurance, to the full market value of all Products stored, transferred or handled hereunder, insuring against all risks of loss, damage or contamination of the Product, including, but not limited to, evaporation, shrinkage, line loss, clingage, discoloration. contamination, damage, destruction or any other loss or damage, and to have DPS 's name inserted as an additional insured in said policies, and DPS shall be deemed to be co-insured, whether so named or not, and to secure a waiver of assignment and/or subrogation from the property underwriters in favor of DPS on account of any Product claims paid by such underwriters. Whether or not LAZARUS procures and maintains insurance as provided herein, LAZARUS shall be liable to and hold DPS, its agents and employees, its manager, and their respective parents, subsidiaries and affiliates hannless from any and all claims, demands, losses, costs and expenses for Product loss, damage or contamination, of whatsoever kind and howsoever arising. In any claim or suit for Product loss, damage or contamination, it will be presumed that such insurance, if it had been procured and maintained, would have covered the occurrence, Joss, damage or contamination in question. AU deductibles under such property insurance policies shall be for the account of LAZARUS. LAZARUS shaJl provide to DPS satisfactory evidence that it has complied with the property insurance requirements of this Agreement prior to the delivery of any Product to the Terminal.

(2)
Liability Insurance: LAZARUS shall secure and maintain in effect liability insurance covering their respective liabilities hereunder, including defense and indemnity obligations, with minimum limits of $5 million and including a waiver of subrogation in favor of the other party to the extent of the liabilities assumed by. the primary insured hereunder.   LAZARUS  shall provide to DPS satisfactory evidence of  compliance  with  their respective liability  insurance  requirements under this Agreement.

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J.	Liability and Indemnity.

(1)
LAZARUS SHALL DEFEND, HOLD HARMLESS AND INDEMNIFY DPS FROM AND AGAINST ALL CLAIMS, LOSSES, SUITS, LIABILITY AND EXPENSE(OTHER THAN FOR PRODUCT LOSS, DAMAGE OR CONTAMINATION) CAUSED BY OR RESULTING FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF ITS EMPLOYEES, AGENTS, OR CONTRACTORS IN THE PERFORMANCE OF THIS AGREEMENT. DPS SHALL DEFEND, HOLD HARMLESS AND INDEMNIFY LAZARUS, ITS MANAGER, AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES AND AFFILIATES FROM AND AGAINST ALL CLAIMS, LOSSES, SUITS, LIABILITY AND EXPENSE CAUSED BY OR RESULTING FROM (I) GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF DPS, ITS E:MPLOYEES, AGENTS OR CONTRACTORS (INCLUDING, BUT NOT LIMITED TO, ANY CONTRACTORS TRANSPORTING PRODUCT TO OR FROM THE TERMINAL) IN THE PERFORMANCE OF TillS AGREEMENT, AND (II) LIABILITY ARISING FROM THE CHEMICAL CHARACTERISTICS OF THE PRODUCT WHETHER FOR PERSONAL INJURY, DEATH OR PROPERTY DAMAGE.

(2)
DPS shall not be liable for evaporation, shrinkage, line loss, clingage, or discoloration of the Product stored, transferred or handled hereunder, stored in the Tank or while the Product is in the process of being received into, stored or redelivered out of the Tank to the extent that such evaporation, shrinkage, line loss, clingage or discoloration affects an amount of Product in excess of one percent (1%) of the total amount of Product in the Tanks (the "Loss Threshold"), and DPS shall not be liable for contam-ination, damage, destruction or any other loss or damage to such Product except when caused by DPS' failUre to usc reasonable care in the safekeeping and handling of the Product. DPS shall be liable for evaporation, shrinkage, line loss, clingage or discoloration of the Product to the extent that such evaporation, shrinkage, line loss, clingage or discoloration affects an amount of Product less than the Loss Threshold. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT IN THE EVENT OF ANY LOSS OF OR DAMAGE TO DPS'S PRODUCT, DPS SHALL NEVER BE LIABLE FOR PUNlTJVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS REGARDLESS OF HOW OR BY WHOM SUCH LOSS OR DAMAGE SHALL HAVE OCCURRED OR BEEN CAUSED.

(3)
DPS shall execute in its name, pay for and furnish to LAZARUS/Terminal all information, documents, labels, placards, containers and other materials which may be required by statutes, ordinances, rules or regulations of OSHA, Departments of Transportation or Energy, or the Interstate Commerce Co ission or any other governmental body or agency having jurisdiction, relatmg to the describing, packaging, receiving, storing, handling, disposal or shipping of the Product (hereinafter collectively the "Regulations"), together with detailed written instructions as to their use and disposition, DPS FURTHER AGREES TO DEFEND, HOLD HARMLESS AND INDEMNIFY LAZARUS, ITS MANAGER, AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES AND AFFILIATES FROM AND AGAINST ANY FINES, LOSS, DAMAGE OR EXPENSE (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES) RESULTING FROM VIOLATION OF THE REGULATIONS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF DPS OR ITS REPRESENTATIVES OR FROM ANY PROCEEDINGS IN WHICH SUCH A VIOLATION OF THE REGULATIONS RESULTING FROM TilE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF DPS OR ITS REPRESENTATIVES IS CHARGED EXCEPT WHEN DIRECTLY ARISING FROM LAZARUS'S FAlLURE TO REASONABLY FOLLOW THE WRITTEN INSTRUCTIONS OFDPS.

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(4)
EXCEPT AS EXPRESSLY HEREIN PROVIDED, THERE ARE NO GUARANTEES OR WARRANTIES OR REPRESENTATIONS BY DPS OF ANYKIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARlSING BY OPERATJON OF LAW OR OTHERWISE.

K.
Force Majeure. DPS shall not be liable for any delay or nonperfonnance of its obligations under this Agreement when any of the foregoing is caused in whole or in part by any act of God or the public enemy or by labor troubles, strikes, lockouts, non availabil:jty of labor, riots, fires, storms, lightning, floods, hurricanes, washouts, tornadoes, explosions, breakdown or failure of or accident to the Tanks, pipelines, rna<:hinery or equipment, transportation embargoes or congestions, governmental embargoes or inte1ventLons, failure or delay of manufacturers or persons from whom DPS obtains equipment, materials or supplies to deliver the same or from any law, proclamation, regulation (including envirownental protection regulations) or order of any government, governmental agency or court having or claiming to have juriscliction over any part of the Terminal (as defined in Section I of this Agreement) or rights-of-way, cancell ation or withdrawal of permits by government, governmental agencies or any other cause beyond OPS's reasonable con1rol, whether such other can be of the class herein specifically provided for or not and whether the cause is or is not existing on the date of this Agreement In the event of destruction of or damage to LAZARUS's facilities, DPS shall not be required to furnish additional or alternate facilities. If any cause listed or referred to in this Section liT should result in DPS's delay or non performance of its obligations under this Agreement for a period of more than forty-five (45) days, then DPS shall have the right to cancel the Agreement by giving LAZARUS written notice of cancellation.   Upon cancellation pursuant to this Section HI, DPS and LAZARUS  will  have  no future obligations or  rights  under  the Agreement other  than LAZARUS's obligation to deliver Product in its possession to DPS.

L.	Termination. This Agreement shall terminate on the earlier of the occurrence of any of the following:

(1)
The parties  enter  into  an agreement  with  respect  to  the subject  matter  hereof which expressly  superedes this Agreement, in accordance with the tenns of that certain Letter oflntent, dated December 28, 2011, between LAZARUS and DPS.

(2)
Without prejudice to any other right or remedy,  the unexcused failure of either party to carry out any tenn or provision of this Agreement for a period of forty five (45) days after written notice specifying such failure has been given by the other  party,  shall  constitute   good  cause  for  immediate   termination  of  this Agreement by such other party.

(3)
If use of LAZARUS's equipment and facilities for storage and/or handling of the Product is restrained or enjoined by judicial process or terminated by any governmental authority or terminated by right of eminent domain, DPS may, at its option and without liability to LAZARUS, terminate this Agreement upon forty five (45) days written notice to LAZARUS.

(4)
DPS provides at least thirty (30) days prior written notice to LAZARUS that DPS desires to terminate this Agreement; provided, that all Tanks have been cleaned in accordance with this Agreement, and all deposits have been paid as set forth in this Agreement.

(5)
LAZARUS provides at least thirty (30) days prior written notice to DPS that LAZARUS desires to terminate this Agreement, in which even DPS shall clean the Tanks in accordance with this Agreement by the end of the lease term.

M.	Modification. This Agreement shall not be modified or changed except by written instrument executed by a duly authorized officer of each of the parties hereto.

N.
Notices. Aoy notice by either party hereto to 1he other shall be in writing and be deemed to have been Jl'IOperly given if delivered personally or mailed, postage prepaid, to said party by certified mail, return receipt requested, addressed to such party at its address shown on the first page of this Agreement, unless and until another address shall have been specified in writing by said party.

O.	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

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P.
Sole Agreement.   This Agreement constitutes the sole and entire agreement between the parties pertaining  to the subject  matter hereof, the Produ<:t  and the facilities, activities,  operations  or services to be provided by or on behalf of LAZARUS, and effective as of the commencement of the tenn hereof, supersedes  and cancels any and all other oral and all prior  written  agreements  between  or assumed  by the parties  or either  of them with respect to the foregoing matters or any party thereof.

Q.
Assignment.  This  Agreement  may  not  be assigned  by either  party  without  the prior written  consent  of  the other  party,  which  consent  shall  not be unreasonably  withheld. Either  party, without  the consent of the other party, may assign all or a part of its rights under this Agreement to its parent, subsidiary or related entity.   Subject to the foregoing, this  Agreement  shall  inure  to  the  benefit  of  and  be binding  upon  its  successors  and permitted  assigns  of the parties hereto.   In the event of any assignment  by either party hereto  (whether  with  or  without the consent  of  the non-assigning  party)  the assigning party  shall  remain  permanently  liable  to  the other  party  for  all obligations  contained herein regardless of whether such obligations were part of or covered by the assignment.

R.
Section and Paragraph Headings. The section and paragraph headings of this Agreement are inserted for convenience only and are in no way to be construed as part of this Agreement or as a limitation or enlargement of the scope or meaning of the particular sections or paragraphs to which they refer and shall not affect the interpretation of any provisions of this Agreement.

S.
Severability.  If any provisions of this Agreement shall be invalid or unenforceable to any extent,  the  remainder  of  this  Agreement  shall  not  be  affected  thereby  and  shall  be enforced to the greatest extent pennitted  by the law.

Signatures  appear on the following page.

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IN WITNESS WHEREOF, the parties have executed this Interim Thtoughput Services Agreement on the date first written above.

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Amendment Number One
to
Interim Throughput Services Agreement

This Amendment Number One to Interim Throughput Services Agreement ("Amendment") is made and entered into this .11_ day of March, 2011, by and between GENESIS CRUDE OIL,LP, a Delaware limited partnership, whose address is 919 Milam, Suite 2100, Houston, TX  77002., (''GCO" or "DPS") and LAZARUS ENERGY HOLDINGS, LLC, a Delaware limited liability company, whose address is  3200  Southwest Freeway, Suite 3300,  Houston, Texas 77027 ("'Lazarus").

WITNESSETH:

WHEREAS,  GCO  and  Lazarus  have  mutually agreed   to  change  and  amend  the  Interim Throughput Services  Agreement made and entered into  by  them effective the  J 1th day of January, 2011, as follows, effective January 11,2011:

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

A.                    All references to Davison Petroleum Supply, LLC shall be replaced by Genesis Crude Oil, LP.

B.                     Section III. G. is hereby replaced in total by the following:

G.          [Intentionally Left Blank.]

REMAINING TERMS:  All other terms of the Agreement are unchanged and remain in effect, absent subsequent written amendments as mutually agreed upon.

IN WITNESS WHEREOF,  GCO and Lazarus have caused this Amendment  to be executed by their duly authorized officers and agents as of the date first written above.

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AMENDMENT NUMBER TWO
 TO
INTERIM THROUGHPUT SERVICES AGREEMENT

This Amendment Number Two to Interim Throughput Services Agreement (this "Amendment") is made and entered into this day of May 2011, by and between Genesis Crude Oil, LP, a Delaware limited partnership, whose address is 919 Milam, Suite 2100, Houston, Texas 77002 ("GCO" or "DPS"), and Lazarus Energy Holdings, LLC, a Delaware limited liability company, whose address is 3200 Southwest Freeway, Suite 3300, Houston, Texas 77027 ("Lazarus") (GCO or DPS and Lazarus shall each be referred to occasionally hereinafter individually as a "Party" and collectively as the "Parties") . Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Services Agreement (as defined below).

WITNESSETH:

WHEREAS,  GCO  and  Lazarus  entered  into  that  certain  Interim  Throughput Services Agreement,  dated January 11, 2011 (as amended, the "Services  Agreement"); and

WHEREAS,  GCO and Lazarus wish to amend  certain portions  of the Services Agreement in accordance with Section III. M of that agreement.

NOW, THEREFORE,  in consideration ofthe foregoing and the mutual covenants and agreements  herein  contained,  and intending  to be legally  bound hereby, GCO and Lazarus hereby agree as follows:

ARTICLE I

AMENDMENT TO SECTION II. D

Section  II.  D  of  the  Services  Agreement  is  hereby  amended  by  inserting  the following Subsection D(5) after the current Subsection D(4) as follows:

"(5) Truck Loading Fee. DPS shall pay LAZARUS for the service of loading the Product onto tank trucks at the rate of $45.00 per truckload (the "Truck Loading Fee"). The Truck LoadinFee shall be payable by DPS to LAZARUS in advance on or before the fifth (51) day of each calendar month for which such Truck Loading Fee is due; provided, however, that any Tank Throughput Fees paid to LAZARUS prior to the date of initial utilization of any Tanks by DPS (the "Initial Tank Use Date") shall be credited towards the payment of any Truck Loading Fees due until the Initial Tank Use Date."

ARTICLE II

REPRESENTATIONS

Each Party hereby represents to the other that (a)  it has full power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby, (b) the execution and delivery of this Amendment  by such party have been duly and validly authorized by all necessary corporate action on the part of such party and (c) this Amendment has been duly and validly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance   with  its  terms,  except   that  such  enforceability   (i)  may  be  limited  by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity and the discretion of the court before which any proceedings seeking injunctive relief or specific performance may be brought.

ARTICLE III

GENERAL PROVISIONS

SECTION  6.1   Headings.    The  headings  contained  in this  Amendment  are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

SECTION 6.2   Counterparts.   This Amendment  may be executed in one or more counterparts,  each of which shall be deemed an original but all of which shall constitute one and the same instrument,  it being understood  that each of the parties need not sign the same counterpart.

SECTION  6.3   Governing  Law.    This  Amendment  shall  be  governed  by and construed in accordance  with the laws of the State of Texas without regard to its conflict of laws principles.

SECTION 6.4    No Other Effect on the Services Agreement.   Except as modified by this Amendment, all of the terms of the Services Agreement are hereby ratified and confirmed and shall remain in full force and effect.

SECTION  6.5   Inconsistency.    In the event of any inconsistency  between the terms  of this Amendment  and the Services  Agreement,  the Services  Agreement   shall govern.

[Signature Page Follow]

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IN WITNESS WHEREOF, GCO and Lazarus have caused this Amendment to be executed by their duly authorized officers and agents as of the date first written above.

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IN WITNESS WHEREOF, GCO and Lazarus have caused this Amendment to be executed by their duly authorized officers and agents as of the date first written above.

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